Exhibit 99.1

Cognition Therapeutics Completes Meeting with FDA for
Zervimesine (CT1812) in Dementia with Lewy Bodies with Psychosis

- Positive Discussion on Path Forward for Registrational Program -

PURCHASE, NY – May 21, 2026 – Cognition Therapeutics, Inc., (the Company or Cognition) (NASDAQ: CGTX), a clinical-stage company developing product candidates that treat neurodegenerative disorders, (the “Company” or “Cognition”), conducted a planned meeting with the U.S. Food and Drug Administration (FDA) on May 20, 2026. The objective of this meeting was to review results from the Phase 2 study of zervimesine (CT1812) and discuss the design and endpoints of a registrational study in dementia with Lewy bodies (DLB) patients with psychosis.

Lisa Ricciardi, president and CEO of Cognition, stated, “Yesterday we held a productive meeting with the FDA. The agency and we discussed the results from our Phase 2 COG1201 ‘SHIMMER’ Study in DLB and our proposed plan to advance zervimesine into a registrational program. We believe we have a path forward for the development of zervimesine for the treatment of DLB psychosis. We look forward to reviewing the FDA’s formal minutes in June.”

About Cognition Therapeutics:

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to helping millions of families seeking effective treatments for devastating neurodegenerative diseases through the development of novel, accessible therapies. The company has led pioneering research into the underlying mechanisms of degenerative nerve disorders. Our scientific approach builds on well-established biological pathways and translates across indications in which toxic oligomers drive disease progression, offering potential in dementia with Lewy bodies (DLB), Alzheimer’s disease, geographic atrophy, Parkinson’s, among others. The company’s lead candidate, zervimesine (CT1812), is an investigational once-daily oral therapy that has demonstrated promise in Phase 2 clinical trials in DLB and mild-to-moderate Alzheimer’s disease. Backed by nearly $200 million in National Institutes of Health and related foundation grants, Cognition Therapeutics continues to advance clinical research in its efforts to bring forth solutions that meet patients where they are and reduce caregiver burden. Learn more at cogrx.com.

About Zervimesine (CT1812)

Zervimesine (CT1812) is currently being studied in the Phase 2 START Study (NCT05531656) in patients with MCI and early Alzheimer’s disease. Phase 2 clinical studies have concluded in dementia with Lewy bodies (DLB), mild-to-moderate Alzheimer’s disease, and geographic atrophy secondary to dry AMD. Based in part on the strong efficacy signals observed in the Phase 2 SHIMMER study in DLB (NCT05225415), the company plans to advance zervimesine into a late-stage clinical trial for people with DLB psychosis. Zervimesine has been generally well tolerated in clinical studies to date.

The USAN Council has adopted zervimesine as the United States Adopted Name (USAN) for CT1812.

Cognition Therapeutics, Inc.
www.cogrx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash runway, our product candidates, including zervimesine (CT1812), and any expected or implied benefits or results, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, including statements regarding our clinical studies of zervimesine, any analyses of the results therefrom, as well as statements regarding our regulatory plans, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of ongoing global and regional conflicts on our business, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.
www.cogrx.com